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                                                                   EXHIBIT 11.01

                               NASHUA CORPORATION

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

(In thousands, except per share data)

                                                                               Year Ended December 31,
                                                                       --------------------------------------
                                                                          1999           1998           1997
                                                                          ----           ----           ----
Loss from continuing operations                                         $  (420)     $  (7,229)       $(6,190)
Loss from discontinued operations, net of taxes                          (4,001)        (6,687)        (2,632)
Gain on sale of discontinued operation, net of taxes                         --          1,052             --
                                                                        -------------------------------------

Net loss                                                                $(4,421)      $(12,864)       $(8,822)
                                                                        =====================================

Shares:

  Weighted average common shares
    outstanding during the period                                         5,718          6,320          6,385

Basic and diluted earnings per share:
   Loss from continuing operations                                      $  (.07)      $  (1.15)      $   (.97)
   Loss from discontinued operations                                       (.77)         (1.06)          (.41)
   Gain on disposal of discontinued operations                               --            .17             --
                                                                        -------------------------------------

Net loss per common share                                               $  (.77)      $  (2.04)      $  (1.38)
                                                                        =====================================


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